UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

Immunome, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39580	77-0694340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

665 Stockton Drive, Suite 300 Exton, Pennsylvania	19342
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 321-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMNM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On February 5, 2024, Immunome, Inc. (the “Company”) and Ayala Pharmaceuticals, Inc. (“Ayala”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company will acquire Ayala’s AL101 and AL102 programs and assume certain of Ayala’s liabilities associated with the acquired assets (the “Asset Purchase”). Pursuant to the Purchase Agreement, at the closing of the Asset Purchase (the “Closing”), the Company will (i) pay Ayala $20,000,000, subject to certain adjustments, (ii) issue Ayala 2,175,489 shares of Company common stock (the “Shares”) and (iii) assume specified liabilities. The Company is obligated to pay Ayala up to $37,500,000 in development and commercial milestones. Closing of the transaction is subject to receipt of approval of the stockholders of Ayala and other customary conditions to closing described below.

The Purchase Agreement contains customary representations, warranties, conditions and covenants, including covenants (i) concerning the conduct of the business of Ayala prior to the Closing, (ii) prohibiting Ayala and its representatives from soliciting, seeking, initiating or knowingly encouraging, responding to or facilitating any competing acquisition proposal, (iii) prohibiting Ayala and its controlled affiliates from competing with the Company for five years following the Closing in certain fields, and (iv) restricting Ayala’s ability to make distributions to stockholders, dissolve or wind up its business or file for bankruptcy for six months following the Closing.

Each party’s obligation to consummate the Asset Purchase is also conditioned upon certain other customary closing conditions, including the accuracy of the other party’s representations and warranties as of the Closing, subject, in certain instances, to certain materiality and other thresholds, the performance by the other party of its obligations and covenants under the Purchase Agreement in all material respects, the Company’s receipt of the Stockholder Consents (defined below) from the Ayala stockholders with requisite vote to approve a sale of substantially all of the assets of Ayala and the lapse of at least twenty (20) calendar from the date Ayala mails a definitive information statement to its stockholders in accordance with Rule 14c-2 promulgated under the Exchange Act of 1934, as amended, receipt of certain third party consents, the delivery of certain related ancillary documents by the other party, and the absence of any injunction or other legal prohibitions preventing consummation of the Asset Purchase.

The representations, warranties and covenants of the parties do not survive the Closing. The Company has the ability to recover certain liabilities that exceed specified thresholds by set off against future milestone payments.

The Purchase Agreement also provides that until the six-month anniversary of the Closing, Ayala will hold and not sell 50% of the Shares, subject to certain exceptions. Further, Ayala has agreed, subject to certain exceptions, that until the one-year anniversary of the Closing, any transfer of the Shares by Ayala that exceed 15% of the average daily trading volume of the Company’s stock over the five-trading day period ending on the trading day immediately prior to such trading date shall be made pursuant to a block trade or other disposition through a market participant designated by the Company.

The Company has agreed to use its commercially reasonable efforts to (x) file a resale registration statement with the Securities and Exchange Commission (the “SEC”) registering the Shares for resale on or before the date seven days following the earlier of (i) April 1, 2024 and (ii) the date the Company files its annual report on Form 10-K for the year ended December 31, 2023 and (y) cause such resale registration statement to be declared effective as soon as practicable after the filing thereof but no later than 90 calendar days after the filing thereof or by five trading days from when the Company is notified that the SEC will not review the resale registration statement or that it will not be subject to further review.

The Purchase Agreement also provides that if after six months from closing, Ayala adopts a plan of dissolution, it may distribute all of Shares it still holds and its contractual rights to the contingent milestone payments through contingent value rights.

The Purchase Agreement contains certain customary termination rights in favor of each of the Company and Ayala. In addition, subject to customary exceptions, the Purchase Agreement may be terminated by either party if the Closing has not occurred by the six-month anniversary of the date of the Purchase Agreement.

Ayala Support Agreements

Concurrently with the execution of the Purchase Agreement, the executive officers, certain directors and certain equityholders of Ayala, who collectively are the record or beneficial holders of the requisite number of shares required to approve the Asset Purchase entered into a stockholder support agreement in favor of the Company (the “Ayala Support Agreement”), providing among other things, that such officers, directors and stockholders will among other things: (i) deliver a duly executed stockholder written consent approving the sale of all or substantially all of Ayala’s assets pursuant to the Purchase Agreement (the “Stockholder Consent”); (ii) vote against any proposal made in opposition to, or in competition with, the Purchase Agreement or the Asset Purchase and (iii) vote against any acquisition proposal involving a third party. The Stockholder Consent must be duly executed and delivered to the Company by the stockholders who are party to an Ayala Support Agreement by 11:59 p.m. Eastern Time on February 8, 2024.

The Purchase Agreement and form of Ayala Support Agreement have been included as exhibits hereto solely to provide investors with information regarding their terms. Neither is intended to be a source of financial, business or operational information about the Company or Ayala. The representations, warranties and covenants contained in the Purchase Agreement and Ayala Support Agreement were made only for the purposes of the Purchase Agreement and Ayala Support Agreement as of the dates specified therein and solely for the benefit of the parties thereto. In addition, the representations, warranties and covenants contained in the Purchase Agreement and Ayala Support Agreement may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms thereof, including Ayala’s representations, warranties and covenants in the Purchase Agreement being qualified by disclosure schedules made for the purpose of allocating contractual risk amongst the parties as opposed to establishing such matters as facts, and may further be subject to certain standards of materiality applicable to the parties that differ from those applicable to investors. As a result, investors should not rely on the representations, warranties and covenants included in the Purchase Agreement or the Ayala Support Agreement, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company or Ayala and each of their respective business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and Ayala Support Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the terms of the Purchase Agreement and Ayala Support Agreement are not complete and are qualified in their entirety by reference to the Purchase Agreement and form of Ayala Support Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

See the description set forth under Item 1.01 above with respect to the issuance of the Shares, which is incorporated into this Item 3.02 by reference. At the Closing, the Shares will be issued to Ayala pursuant to the exemption from the registration requirements provided in Section 4(a)(2) of the Securities Act for transactions by an issuer not involving any public offering. Accordingly, the Shares will not be registered under the Securities Act and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

Item 7.01 Regulation FD Disclosure.

On February 6, 2024, the Company issued a press release announcing the entry into the Purchase Agreement described by Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information contained in Item 7.01 of this Current Report on Form 8-K Report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” which include, but are not limited to, all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future, or the completion or effects of the Asset Purchase. In some cases, these statements include words like: “may,” “could,” “potential,” “will,” “plan,” “believe,” “goal,” “optimistic,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the risk that the transaction with Ayala will not be completed; potential litigation relating to the proposed transaction that could be instituted against the Company, Ayala or their respective directors; possible disruptions from the proposed transaction that could harm our and/or Ayala’s respective businesses; the Company’s ability to grow and successfully execute on its business plan, including the development and commercialization of its pipeline; changes in the applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; the risk that regulatory approvals for the Company’s programs and product candidates are not obtained, are delayed or are subject to unanticipated conditions; the risk that pre-clinical data may not be predictive of clinical data; the risk that interim results of a clinical trial do not necessarily predict final results; potential delays in the commencement, enrollment and completion of clinical trials and the reporting of data therefrom;  the complexity of numerous regulatory and legal requirements that Immunome needs to comply with to operate its business; the reliance on the Company’s management; the prior experience and successes of the Company’s management team not being indicative of any future success; uncertainties related to the Company’s capital requirements and its expected cash runway; the failure to obtain, adequately protect, maintain or enforce the Company’s intellectual property rights; and other risks and uncertainties indicated from time to time described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with Securities and Exchange Commission (“SEC”) on March 16, 2023, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 9, 2023, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements which speak only as of the date made. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. Except as required by law, the Company does not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this Current Report on Form 8-K to conform these statements to actual results or to changes in their expectations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1+†	Asset Purchase Agreement dated February 5, 2024, by and between the Company and Ayala Pharmaceuticals, Inc.
10.1	Form of Ayala Pharmaceuticals, Inc. Support Agreement, dated February 5, 2024.
99.1	Joint Press Release of the Company and Ayala, dated February 6, 2024.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

+	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

†	Certain confidential information contained in this document, marked by ***, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNOME, INC.

Date: February 6, 2024	By:	/s/ Clay Siegall
Clay Siegall, Ph.D.
President and Chief Executive Officer